Exhibit 23.1 Consent of Legal Expert

                                 Braun & Company
                           BARRISTERS AND SOLICITORS*

Thomas A. Braun, B.A., LL.B., LL. M.*


August 4, 2006

Board of Directors
Armor Electric, Inc.
201 Lomas Santa Fe, Suite  420
Solana Beach, CA 92075

Dear Sirs and Madams:

RE: LETTER OF CONSENT WITH RESPECT TO REGISTRATION STATEMENT ON FORM S-8 FOR ARMOR ELECTRIC INC.

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We hereby consent to the reference to us in the Prospectus and Registration
Statement on Form S-8 relating to 5,000,000 shares of Common Stock, par value $0.001 per share, of Armor Electric Inc. being registered pursuant to the company's 2006 Incentive Stock Option Plan. We also consent to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.


Yours truly,

/s/ Thomas A. Braun
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Thomas A. Braun


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#702 - 777 Hornby Street                                      Tel:(604) 605-0507
Vancouver, BC V6Z 1S2                                         Fax:(604) 605-0508
*Also of the California Bar